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                                                                    Exhibit 5.1

                 [GRAY CARY WARE & FREIDENRICH LLP LETTERHEAD]


August 14, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     INVITROGEN CORPORATION REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission) under the Securities Act of 1933, as amended, for the registration of up to 24,462,916 shares of Common Stock, par value $.01 per share (the "Shares"), of Invitrogen Corporation (the "Company").

We have acted as counsel for the Company in connection with the issuance of the Shares pursuant to the Agreement and Plan of Merger dated as of July 7, 2000, between the Company and Life Technologies, Inc. and the Agreement and Plan of Merger dated as of July 7, 2000, between the Company and Dexter Corporation (collectively, the "Merger Agreements"). We have examined signed copies of the Registration Statement and the exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have also examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Merger Agreements are duly authorized by the Company and, when issued in accordance with the terms of the Merger Agreements, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, as originally filed or as amended or supplemented.

This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

Respectfully submitted,



GRAY CARY WARE & FREIDENRICH LLP